                               Registration No. 33-57610, Filed January 29, 1993


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1

                                       TO

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           TRIDENT MICROSYSTEMS, INC.
 -----------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

              Delaware                                  77-0156584
---------------------------------           ------------------------------------
   (State or other jurisdiction             (I.R.S. employer identification no.)
of incorporation or organization)

                            189 North Bernardo Avenue
                             Mountain View, CA 94043
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               (Address of principal executive offices) (Zip code)

                           TRIDENT MICROSYSTEMS, INC.
                        1992 EMPLOYEE STOCK PURCHASE PLAN
 -----------------------------------------------------------------------------
                            (Full title of the plan)

                                  Frank C. Lin
                      President and Chief Executive Officer
                           Trident Microsystems, Inc.
                            189 North Bernardo Avenue
                             Mountain View, CA 94043
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                     (Name and address of agent for service)

Telephone number, including area code, of agent for service:  650/691-9211

This registration statement shall hereafter become effective in accordance with Rule 462 promulgated under the Securities Act of 1933, as amended.




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                           THE REGISTRATION OF SHARES

        Pursuant to Registration Statement No. 33-57610 on Form S-8 (the "Registration Statement"), Trident Microsystems, Inc., a Delaware corporation (the "Company"), registered 500,000 shares of its Common Stock, $0.001 par value per share ("Common Stock"), issuable under its 1992 Employee Stock Purchase Plan (the "Plan"). The Company hereby removes from registration under the Registration Statement all of the shares of Common Stock which remain unissued in connection with the Plan.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mountain View, California on April 12, 1999.

                                        TRIDENT MICROSYSTEMS, INC.

                                        By:        /s/ Frank C. Lin
                                           -------------------------------------
                                           Frank C. Lin
                                           President, Chief Executive Officer,
                                           and Chairman of the Board


        Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

             Signature                               Title                          Date
             ---------                               -----                          ----
/s/ Frank C. Lin                      President, Chief Executive Officer
---------------------------------     and Chairman of the Board                April 12, 1999
Frank C. Lin                          (Principal Executive Officer)


/s/ Steven Rowe                       Vice President and Acting Chief
---------------------------------     Financial Officer (Principal             April 12, 1999
Steven Rowe                           Financial and Accounting Officer)

                                      Director                                 April ____, 1999
---------------------------------
Glen M. Antle




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
             Signature                               Title                          Date
             ---------                               -----                          ----
/s/ Yasushi Chikagami                 Director                                 April 12, 1999
---------------------------------
Yasushi Chikagami

/s/ Charles A. Dickinson              Director                                 April 12, 1999
---------------------------------
Charles A. Dickinson

/s/ John Luke                         Director                                 April 12, 1999
---------------------------------
John Luke

/s/ Millard Phelps                    Director                                 April 12, 1999
---------------------------------
Millard Phelps


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